CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No.1 to the Annual Report of Apollo Solar Energy, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his or her knowledge:

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Renyi Hou
Renyi Hou
Chief Executive Officer and Chairman
March 30, 2010

/s/ Xuefeng Li
Xuefeng Li
Interim Chief Financial Officer
March 30, 2010

A signed original of this written statement required by Section 906 has been provided to Apollo Solar Energy Inc. and will be retained by Apollo Solar Energy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.